As filed with the Securities and Exchange Commission on January 6, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENERGY TRANSFER LP

(Exact name of registrant as specified in its charter)

Delaware	30-0108820
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

8111 Westchester Drive, Suite 600 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED ENERGY TRANSFER LP LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Thomas E. Long

Co-Chief Executive Officer and

Chief Financial Officer

Energy Transfer LP

8111 Westchester Drive, Suite 600

Dallas, Texas 75225

(Name and address of agent for service)

(214) 981-0700

(Telephone number, including area code, of agent for service)

Copies to:

David D’Alessandro Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222	Thomas P. Mason Executive Vice President and General Counsel Energy Transfer LP 811 Westchester Drive, Suite 600 Dallas, Texas 75225 (214) 981-0700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common units representing limited partner interests	48,400,000	$6.13	$296,692,000	$32,369.10

(1)

This Registration Statement on Form S-8 (this “Registration Statement”) registers 48,400,000 additional common units representing limited partner interests (the “Common Units”) of Energy Transfer LP (the “Registrant”) that may be delivered with respect to awards under the Amended and Restated Energy Transfer LP Long-Term Incentive Plan (as amended from time to time, the “Plan”). Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers such additional Common Units as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2)

Pursuant to Rule 457(c) and (h) under the Securities Act, the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average of the high and low prices of the Common Units as reported on the New York Stock Exchange on December 31, 2020 (a date within five business days prior to the date of filing this Registration Statement); this price is used solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering the offer and sale of an additional 48,400,000 Common Units that may be issued pursuant to the Plan. Except as otherwise set forth below, the contents of the registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on September 25, 2007 (File No. 333- 146298), which registered the offer and sale of 3,000,000 Common Units under the Plan, are incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give to all participants in the Plan the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of the earlier registration statement relating to the Plan, previously filed with the Commission on September 25, 2007 (File No. 333- 146298) are incorporated herein by reference and made a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description

4.1	Certificate of Limited Partnership of Energy Transfer Equity, L.P. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-128097) filed with the Commission on September 2, 2005).

4.2	Certificate of Amendment to Certificate of Limited Partnership of Energy Transfer LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-32740) filed with the Commission on October 19, 2018).

4.3	Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-32740) filed with the Commission on February 14, 2006).

4.4	Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P. (incorporated by reference to Exhibit 3.3.1 to the Registrant’s Annual Report on Form 10-K (File No. 1-32740) filed with the Commission on November 29, 2006).

4.5	Amendment No. 2 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P. (incorporated by reference to Exhibit 3.3.2 to the Registrant’s Current Report on Form 8-K (File No. 1-32740) filed with the Commission on November 13, 2007).

4.6	Amendment No. 3 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-32740) filed with the Commission on June 2, 2010).

4.7	Amendment No. 4 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-32740) filed with the Commission on December 27, 2013).

4.8	Amendment No. 5 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 1-32740) filed with the Commission on March 9, 2016).

4.9	Amendment No. 6 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer Equity, L.P. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 1-32740) filed with the Commission on October 19, 2018).

4.10	Amendment No. 7 to the Third Amended and Restated Agreement of Limited Partnership of Energy Transfer LP (incorporated by reference to Exhibit 3.10 to the Registrant’s Quarterly Report on Form 10-Q (File No. 1-32740) filed with the Commission on August 8, 2019).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Grant Thornton LLP related to Energy Transfer LP.

23.3*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included in the signature page of this Registration Statement).

99.1	Amended and Restated Energy Transfer LP Long-Term Incentive Plan (formerly Amended and Restated Energy Transfer Equity, L.P. Long-Term Incentive Plan) (incorporated by reference to Exhibit 10.1 to the Registrant’s Annual Report on Form 10-K (File No. 1-32740) filed with the Commission on February 23, 2018).

99.2*	First Amendment to the Amended and Restated Energy Transfer LP Long-Term Incentive Plan, dated as of January 14, 2019.

99.3*	Second Amendment to the Amended and Restated Energy Transfer LP Long-Term Incentive Plan, dated as of December 30, 2020.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 6, 2021.

ENERGY TRANSFER LP By: LE GP, LLC, its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Co-Chief Executive Officer and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas E. Long, James M. Wright and William J. Healy as his or her attorney-in-fact, with full power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or each of his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on January 6, 2021.

Signatures	Title

/s/ Kelcy L. Warren Kelcy L. Warren	Executive Chairman of the Board

/s/ Thomas E. Long Thomas E. Long	Co-Chief Executive Officer, Chief Financial Officer and Director (Principal Financial Officer) (Co-Principal Executive Officer)

/s/ Troy Sturrock Troy Sturrock	Senior Vice President and Controller (Principal Accounting Officer)

/s/ John W. McReynolds John W. McReynolds	Special Advisor and Director

/s/ Marshall S. McCrea, III Marshall S. McCrea, III	Co-Chief Executive Officer, Chief Commercial Officer and Director (Co-Principal Executive Officer)

/s/ Matthew S. Ramsey Matthew S. Ramsey	Chief Operating Officer and Director

/s/ Steven R. Anderson Steven R. Anderson	Director

/s/ Richard D. Brannon Richard D. Brannon	Director

/s/ Ray C. Davis Ray C. Davis	Director

/s/ Michael K. Grimm Michael K. Grimm	Director

/s/ James R. Perry James R. Perry	Director